EXHIBIT 21.1

PRINCIPAL CONSOLIDATED SUBSIDIARIES AS OF DECEMBER 31, 2005

Argentina	Germany
Hercules Argentina S.A.	Abieta Chemie GmbH (1)
Australia	FiberVisions GmbH
Little H Pty Ltd.	Hercules Deutschland GmbH
Austria	Hercules GmbH
Hercules Austria GmbH	Hong Kong
Bahamas	ES FiberVisions Hong Kong Ltd.
Hercules International Trade Corporation Limited	Hercules China Limited
Belgium	India
Hercules Beringen B.V.B.A.	Hercules Industrial Chemicals Private Limited
Hercules Doel B.V.B.A.	Indonesia
Hercules Europe B.V.B.A.	P.T. Hercules Chemicals Indonesia
Hercules Holding B.V./B.V.B.A.	Italy
Bermuda	Hercules Italia S.p.A.
Curtis Bay Insurance Co. Ltd.	Japan
Brazil	Hercules Japan Ltd.
Hercules do Brasil Produtos Quimicos Ltda.	Korea
British Virgin Islands	Hercules Korea Chemical Co. Ltd.
Ever Success Overseas Limited	Liechtenstein
Canada	Organa Trust, Registered
Hercules Canada Inc.	Luxembourg
Chile	Hercules Investments S.a.r.l.
Hercules Chile Limitada	Mexico
China	Hercules Mexico, S.A. de C.V.
FiberVisions (China) Textile Products Ltd.	Hercules Services Mexico S.A. de C.V.
Hercules Chemicals (Jiangmen) Company Limited	The Netherlands
Hercules Trading (Shanghai) Company Ltd.	Aqualon France B.V.
Shanghai Hercules Chemicals Co., Ltd. (1)	Hercules B.V.
Czech (Republic)	Hercules Chemical B.V.
Hercules CZ s.r.o.	Hercules Holding Specialty Materials B.V.
Denmark	Hercules International Ltd. LLC
ES FiberVisions ApS	Norway
FiberVisions (China) A/S	Hercules Norway AS
ES FiberVisions Holding ApS	Peru
FiberVisions, A/S	Hercules Peru S.R.L.
Hercules Investments ApS	Poland
Finland	Hercules Polska Sp. z.o.o.
Hercules Finland OY	Portugal
France	Misan Portuguesa Lda.
Aqualon France B.V.	Russia
Hercules SA	Hercules Russia L.L.C.
Singapore
Hercules Chemical Solutions Pte Ltd.

EXHIBIT 21.1

PRINCIPAL CONSOLIDATED SUBSIDIARIES AS OF DECEMBER 31, 2005

South Africa
Hercules Chemicals South Africa (Proprietary) Limited
Spain
Hercules Quimica S.A.
Sweden
Hercules AB
Switzerland
Hercules International GmbH
Taiwan
Hercules Chemicals (Taiwan) Co., Ltd.
United Kingdom
Hercules Holding II Ltd.
Hercules Limited
United States
Aqualon Company, Delaware
Athens Holdings Inc., Delaware
Covington Holdings Inc., Delaware
East Bay Realty Services, Inc., Delaware
FiberVisions Incorporated, Delaware
FiberVisions, L.L.C., Delaware
FiberVisions L.P., Delaware
FiberVisions Products, Inc., Georgia
Hercules Country Club, Inc.
Hercules Euro Holdings, L.L.C., Delaware
Hercules Finance Company, Delaware
Hercules Flavor, Inc., Delaware
Hercules Hydrocarbon Holdings, Inc.
Hercules Paper Holdings, Inc.
WSP, Inc., Delaware
Virgin Islands
Ever Success Overseas Limited (British)
Hercules Islands Corporation (U.S.) (1)

(1) This entity is owned in part by Hercules with the remaining interest held by a third party